UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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THE QUIGLEY CORPORATION
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On May 19, 2009, The Quigley Corporation issued the following press release.

FOR IMMEDIATE RELEASE

DISSIDENT STOCKHOLDER TED KARKUS FOUND TO HAVE UNDISCLOSED FINANCIAL ARRANGEMENTS WITH DR. RICHARD A. ROSENBLOOM,
COO OF QUIGLEY PHARMA, FROM 2008 TO DATE OF PROXY

-ROSENBLOOM SUSPENDED WITHOUT PAY PENDING FURTHER INVESTIGATION-

DOYLESTOWN, PA. - May 19, 2009 - The Quigley Corporation, (Nasdaq: QGLY), www.quigleyco.com, today announced that it has uncovered an improper financial relationship between Ted Karkus and the Company's Quigley Pharma, Inc. wholly-owned subsidiary COO, Dr. Richard A. Rosenbloom. The Company has come into possession of documentary evidence of undisclosed payments from Karkus to Rosenbloom continuing at least since 2008.

The Company is investigating as to whether any material non-public information was communicated from Rosenbloom to Karkus.

In April of 2008, Karkus solicited Charles Phillips, COO of The Quigley Corporation since 1989, to join him and others in a proxy fight to unseat the Management and Board of The Quigley Corporation.  Phillips rejected the Karkus proposal.  Shortly after this rejection, Karkus entered into a financial arrangement with Rosenbloom.

In a case brought by the Company in the Eastern District Court of Pennsylvania against Karkus and his slate of proposed directors, Karkus answered under oath "no" in his deposition when asked if he had any financial or other arrangements with any member of The Quigley Corporation's staff.

All employees of The Quigley Corporation received a notice in May of 2008 requiring that any contact with any shareholder be communicated to Management and memorialized.  On April 13, 2009 the Company sent the same notice to all employees asking for written responses.  Dr. Rosenbloom stated that he had no contact with any shareholder and, in particular, had no contact with Ted Karkus.

Guy J. Quigley, Chairman, President and Chief Executive Officer of The Quigley Corporation, stated, "On two separate occasions I contacted the entire staff of The Quigley Corporation asking for written confirmation of any contact with Karkus and his proxy group.  Dr. Richard Rosenbloom denied any contact with Karkus.  This matter has been forwarded to the Audit Committee and the Company's auditors, Amper, Politziner & Mattia, for investigation and review.  The Company is also reviewing its duties to notify the United States Attorney and the District Attorney of Bucks County of these actions.”

Richard Rosenbloom has been suspended from duty pending further investigations and the Company has appointed Michael Petteruti as COO of the Pharma division. Since joining Quigley, Petteruti has established and administered over $10M in capital, operating, R&D, and project budgets; authored and implemented strategic business development and market research plans; developed and communicated short-term and long-range goals throughout the organization; negotiated and managed development agreements with service providers and experts on key product and drug candidates such as QR-333, QR-448, QR-336; and also oversees the Company’s patent portfolio.

Mr. Petteruti is spearheading business development efforts which have translated into the licensing of the Quigley Pharma scar patent QR-340 and has recently opened discussions with a number of potential collaborators / licensees for other Pharma drug and product candidates.

Mr. Petteruti is responsible for the consolidation and closure of the smaller Quigley Manufacturing Elizabethtown facility and the implementation of a contract manufacturing business development plan for the Company’s Lebanon OTC facility.

Prior to joining The Quigley Corporation, Mr. Petteruti held various executive positions with the AM Todd Company as Vice President of New Business Development, Vice President Technical Services as well as Vice President of Operations and Technical Services and Vice President of Sales and Marketing for a Todd subsidiary. The AM Todd Company & Group is a seller of natural products, botanicals, food and flavor ingredients with international operations.

Mr. Petteruti has degrees in both microbiology and chemistry.

About The Quigley Corporation
The Quigley Corporation (NASDAQ: QGLY, http://www.Quigleyco.com) is a diversified natural health medical science company.   Its Cold Remedy segment is a leading marketer and manufacturer of the COLD-EEZE® family of lozenges, gums and sugar free tablets clinically proven to cut the common cold nearly in half.  COLD-EEZE customers include leading national wholesalers and distributors, as well as independent and chain food, drug and mass merchandise stores and pharmacies.   The Quigley Corporation has several wholly owned subsidiaries; Quigley Manufacturing Inc. consists of two FDA approved facilities to manufacture COLD- EEZE® lozenges as well as fulfill other contract manufacturing opportunities. Quigley Pharma Inc. (http://www.QuigleyPharma.com) conducts research in order to develop and commercialize a pipeline of patented botanical and naturally derived potential prescription drugs.

Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risk, uncertainties and other factors that may cause the Company's actual performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statement. Factors that impact such forward-looking statements include, among others, changes in worldwide general economic conditions, changes in interest rates, government regulations, and worldwide competition.

Important Additional Information
The Quigley Corporation (“Quigley” or the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on April 2, 2009 in connection with the 2009 Annual Meeting of Stockholders and began the process of mailing the definitive proxy statement and a WHITE proxy card to stockholders. The Company’s stockholders are strongly advised to read Quigley’s proxy statement as it contains important information. Stockholders may obtain an additional copy of Quigley’s definitive proxy statement and any other documents filed by the Company with the SEC for free at the SEC’s website at http://www.sec.gov. Copies of the definitive proxy statement are available for free at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=07814.
In addition, copies of the Company’s proxy materials may be requested at no charge by contacting MacKenzie Partners, Inc. at 1-800-322-2885 or via email at quigley@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Quigley’s stockholders is available in Quigley’s definitive proxy statement filed with SEC on April 2, 2009.

Gerard M. Gleeson The Quigley Corporation Vice President, CFO (215) 345-0919	Mark Harnett / Bob Marese MacKenzie Partners, Inc. (212) 929-5500 Quigley@mackenziepartners.com	Investor Relations Carl Hymans G. S. Schwartz & Co. 212-725-4500 carlh@schwartz.com